[PROVIDENT BANK LOGO]

                   TRANSFER AGENT AND RECORDKEEPING AGREEMENT
                   ------------------------------------------


         AGREEMENT made as of the ____ day of March, 2000, by and between IPS Advisory, Inc. (the "Adviser"), having its principal place of business at 625 South Gay Street, Knoxville, Tennessee, 37902, and THE PROVIDENT BANK ("Provident") having its principal place of business at One East Fourth Street, Cincinnati, Ohio 45202.

                                 WITNESSETH THAT

          WHEREAS, on behalf of the Portfolios the IPS Funds (the "Fund") has entered into Management Agreements with the Adviser that provide, among other things, that the Adviser will pay for transfer agency services provided to the Fund and the Portfolios; and

          WHEREAS, the Advisor desires Provident to perform certain services for the Fund and each of its Portfolios and Provident is willing to perform such services.

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, each party agrees as follows:

1. SERVICES - Provident shall perform for the Fund and each Portfolio of the Fund the Services set forth on Exhibit A, which is attached hereto and made a part hereof. Provident shall also perform for each Portfolio of the Fund, any services which it customarily performs in the ordinary course of business without additional charge for any investment companies for which Provident acts as transfer agent, dividend disbursing agent or unaffiliated shareholder servicing and record keeping agent.

     Provident shall perform such other services in addition to those set forth in Exhibit A hereto as the Fund shall request in writing. Any of the services to be performed hereunder, and the manner in which such services are to be performed, shall be pursuant to a written agreement signed by the parties hereto.

     Provident will undertake no activity that, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

2.   FEES - The  Adviser  shall  pay  Provident  for the  Services  set forth in
     Section 1 of this Agreement in accordance with and in the manner set forth in Exhibit B which is attached hereto and made a part hereof.

3. EFFECTIVE DATE - This Agreement shall become effective as of the date set forth above.

4. TERM - This Agreement shall be in effect until terminated in accordance with Section 16 hereof.

5. USE OF PROVIDENT'S NAME - The Adviser will not use Provident's name in any sales literature or other material in a manner not approved by Provident in writing before such use, unless a similar such use was previously approved. Notwithstanding the foregoing, Provident hereby consents to all uses of Provident's name which merely refer in accurate terms to Provident's appointments hereunder or which are required by the Securities and Exchange Commission or a state securities commission, and, provided further, that in no case will such approval be unreasonably withheld or delayed.

6. STANDARD OF CARE - Provident shall not be liable for any error of judgement or mistake of law or for any loss suffered in connection with the matters to which this Agreement relates, except for actual losses resulting from willful misfeasance, bad faith, gross negligence or reckless disregard on its part in the performance of its duties or obligations under this Agreement. Provident shall be entitled to rely on and may act upon advice of counsel (who may be, and upon request of the Fund shall include, counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advise.

7. UNCONTROLLABLE EVENTS - Provident shall not be liable for damage, loss of data, delays or errors occurring by reason of circumstances beyond its control including, but not limited to, acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of transportation, communication or power supply. However, Provident shall keep in a separate place back-up copies of all records required to be maintained pursuant to this Agreement including tapes or discs necessary to reproduce all such records. Furthermore, at all times during this Agreement, Provident shall maintain an arrangement whereby Provident will have a backup computer facility available for its use in providing the services required hereunder in the event circumstances beyond Provident's control result in Provident not being able to process the necessary work at its principal computer facility. Provident shall, from time to time, upon request provide written evidence and details of its arrangement for obtaining the use of such a backup computer facility. Provident shall use reasonable care to minimize damage, loss of data, delays and errors resulting from an uncontrollable event, and should such damage, loss of data, delays or errors occur, Provident shall use its best efforts to mitigate the effects of such occurrence. Representatives of the Adviser shall be entitled to inspect Provident's premises and operating capabilities during reasonable business hours and upon reasonable notice to Provident.

8. INDEMNIFICATION - The Adviser shall indemnify, defend and hold Provident, its employees and agents harmless against any losses, claims, damages, judgments, liabilities or expenses (including reasonable counsel fees and expenses) resulting from (1) transactions which occurred prior to the date Provident began serving as Transfer Agent to the Fund; (2) action taken or things done by Provident upon Proper Instructions received in accordance with Section 9 hereof or upon advice of counsel (which may be counsel for the Fund), as to anything arising in connection with its performance under this Agreement; or (3) for any action taken or thing done by Provident in performing the Services in the absence of willful misfeasance, bad faith, gross negligence or the reckless disregard of its obligations or duties under this Agreement. In the event Provident requests the Adviser to indemnify, defend or hold it harmless hereunder, Provident shall use its best efforts to inform the Adviser of the relevant facts concerning the matter in question. Provident shall use reasonable care to identify and promptly notify the Adviser concerning any matter which Provident believes may result in a claim for indemnification against the Adviser, and shall notify the Adviser within seven days of notice to Provident of the filing of any suit or other legal action or the institution by a government agency of any administrative action or investigation against Provident which involves its duties under this Agreement. The Adviser shall have the election of defending Provident against any claim which may be the subject of indemnification or holding harmless hereunder. In the event the Adviser so elects, it will so notify Provident and thereupon shall take over defense of the claim and, if so requested by the Adviser, Provident shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or holding harmless hereunder; provided, however, that nothing herein contained shall prevent Provident from retaining counsel to defend any claim at Provident's own expense. Except with the prior written consent of the Adviser, Provident shall in no event confess any claim or make any compromise in any matter in which the Adviser will be asked to indemnify or hold Provident harmless hereunder. In no event shall Provident be liable for consequential damages, lost profits, or other special damages, even if Provident has been informed of the possibility of such damage or loss. Notwithstanding the forgoing, Provident shall be liable to the Fund for any damage or losses suffered by the Fund as a result of a delay or negligence on the part of Provident in processing a purchase or liquidation transaction or in making payment to a shareholder of the Fund; it being agreed that, without in any way limiting Provident's liability for other transactions hereunder, such damages shall not be deemed to be consequential or special.

9. INSTRUCTIONS - Provident shall comply with all Proper Instructions issued by the Adviser. As used through this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Adviser shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instruction if (a) Provident reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Adviser or its designee promptly cause such oral instructions to be confirmed in writing. Proper
     Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Adviser and Provident are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

10. CONFIDENTIALITY - Provident agrees to treat all records and other information relative to the Adviser, the Fund and the Fund's shareholders confidentially, and Provident on behalf of itself and its employees agrees to keep confidential all such information, except, after prior notification to and approval by the Adviser, which approval shall not be unreasonably withheld and may not be withheld where Provident may be exposed to civil or criminal contempt proceedings, when requested to divulge such information by duly constituted authorities or when so requested by a shareholder of the Fund seeking information about his own or an appropriately related account.

11. REPORTS - Provident will furnish to the Adviser its auditors and such agents pursuant to Proper Instruction such reports at such times as are prescribed for the Services on Exhibit A attached hereto.

12. RIGHT OF OWNERSHIP - Provident agrees that all records and other data received, computed, developed, used and/or stored pursuant to this Agreement are the exclusive property of the Fund and that all such records and other data will be furnished without additional charge to the Adviser in available machine readable data form immediately upon termination of this Agreement with respect to the Fund for any reason whatsoever. Furthermore, upon the Adviser's request at any time or times while this Agreement is in effect, Provident shall deliver to the Adviser at the Adviser's expense any or all of the data and records held by Provident pursuant to this Agreement in the form as requested by the Adviser. On the effective date of termination of this Agreement or, if later, on the date the Adviser ceases to use Provident's services, Provident will promptly return to the Adviser any and all records and other data belong to the Fund free of any claim or retention of rights by Provident.

13. REDEMPTION OF SHARES - The parties hereto agree that Provident shall process liquidations, redemptions or repurchases of shares of the Fund, as the agent, in the manner described in the then current prospectus and statement of additional information for the Fund. Notwithstanding the foregoing, Provident shall be liable for any losses, damages, claims or expenses resulting from Provident's failure to obtain the appropriate signature guarantee with regard to any redemption or transfer processed by Provident unless Provident is authorized in writing by the Adviser to waive such a requirement.

14. Representations and warranties of transfer agent - Provident represents and warrants to the Adviser that the execution and delivery of this Agreement has been duly and validly authorized. Provident further represents and warrants that, in carrying out its duties and responsibilities hereunder, Provident will comply in all respects with the provisions of the 1934 Act, the Investment Company Act of 1940 (the "1940 Act") and other applicable federal and state law.

15. SUBCONTRACTING - Provident may subcontract with one or more of its affiliates or other persons to perform all or part of its obligations hereunder, provided, however, that, notwithstanding any such subcontract, Provident shall be fully responsible to the Adviser hereunder.

16. ASSIGNMENT - This Agreement and the rights and duties hereunder shall not be assignable by Provident or the Adviser except by the specific written consent of the other party.

17. TERMINATION - This Agreement may be terminated by Provident on not less than 60 days prior written notice to the Fund and the Adviser or by the Adviser on not less than 60 days prior written notice to Provident. Upon such termination, Provident will use its best efforts to cooperate and assist in accomplishing a timely, efficient and accurate conversion to the person or firm which will provide the services described hereunder. This Agreement may be terminated by the Adviser without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination, provided, however, that for the purpose of this Section any amount due under Section 2 of this Agreement which is undisputed is not considered a penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination.

     This Agreement may be terminated by the Adviser after written notice to Provident if there is a material breach or violation of this Agreement or if Provident fails to perform any of its obligations under this Agreement and the failure continues for more than thirty (30) days after the Adviser gives notice of the failure to Provident or bankruptcy or insolvency proceedings of any nature are instituted by or against Provident.

18. INSURANCE - Provident shall maintain throughout the term of this Agreement a fidelity bond(s) in an amount in excess of the minimum amount required to be obtained pursuant to Rule 17g-1 the 1940 Act covering the acts of its officers, employees or agents in performing any and all of the services required to be performed hereunder. Provident agrees to promptly notify the Adviser in writing of any material amendment or cancellation of such bond(s) and Provident shall at such times as the Adviser may request, but at least once each year, notify the Fund of any claims made pursuant to such bond(s).

19. AMENDMENT - This Agreement may be amended at any time by an instrument in writing executed by Provident and the Adviser or each of their respective successors, provided that any such amendment will conform to the requirements set forth in the 1940 Act and the rules and regulations thereunder.

20. NOTICE - Any notice shall be sufficiently given when sent by registered or certified mail to a party at the address of such party set forth above or at such other address as such party may from time to time specify in writing to the other party.

21. SECTION HEADINGS - Section headings are included for convenience only and are not to be used to construe or interpret this Agreement.

22. INTERPRETIVE PROVISIONS - In connection with the operation of this Agreement, Provident and the Adviser may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their combined opinions be consistent with the general tenor of this Agreement. Furthermore, Provident and the Adviser may agree to add to, delete from or change the services set forth on Exhibit A to this Agreement. Each such interpretive or additional provision, and each addition, deletion or change is to be signed by the parties and annexed hereto, and no such provision, addition, deletion or change shall contravene any applicable federal or state law or regulation and no such provision, addition, deletion or change shall be deemed to be an amendment of any provision of this Agreement with the exception of Exhibit A hereto.

23. GOVERNING LAW - This Agreement shall be governed by and its provisions shall be construed in accordance with the Laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

            THE PROVIDENT BANK               IPS ADVISORY, INC.


       ---------------------------        -----------------------------
                  Name                               Name



       ---------------------------        -----------------------------
                 Title                               Title

                              [PROVIDENT BANK LOGO]

                              EXHIBIT A - SERVICES

           The services provided for in this Agreement shall be performed by Provident, or any agent appointed by Provident pursuant to Section 14 of this Agreement, under the name of The Provident Bank (Provident) and this name or any similar name or logo will not be used by Provident or its agents for any purposes other than those related to this Agreement or to any other agreement which Provident may enter into with the Fund or with companies affiliated with the Fund.

           The offices of Provident shall be open to perform the services pursuant to this Agreement on all days when the Fund is open to transact business.

           Provident will perform all services normally provided to investment companies such as the Fund and the quality of such services shall be equal to or better than that provided to the other investment companies serviced by Provident. With respect to the Fund, by way of illustration, but not limitation, these services will include:

1. Establishing, maintaining, safeguarding and reporting on shareholder account information and account histories, (including registration, name and address recorded in generally accepted form, dealer, representative, branch, and territory information, mailing address, distribution address, various codes and specific information relating to (if applicable); level payments, and for account group reporting for plan accounts and other accounts grouped for master sub-account reporting).

2. Reconciling the number of outstanding shares of the Fund on a daily basis with the Fund and the Fund's custodian, promptly correcting any differences noted.

3. Establishing and maintaining a trade file on behalf of the Fund based on trade information furnished to the transfer agent by the Fund or its distributors.

4. Accepting and processing direct cash investments however received and investing such investments promptly in shareholder accounts.

5. Passing upon the adequacy of documents properly endorsed and guaranteed submitted by or on behalf of a shareholder to transfer ownership or redeem shares.

6.   Transferring ownership of shares upon the books of each Fund.

7. Redeeming shares and preparing and mailing redemption checks or wire proceeds as instructed.

8. Preparing and promptly mailing account statements to the shareholder or such other authorized address and, when appropriate, as instructed by the Fund, to the dealer or dealer branch, whenever transaction activity effecting share balances are posted to the Fund's accounting that is of the type that should receive such statement.

9. Balancing outstanding shares of record with the custodian prior to each distribution, and calculating and paying or reinvesting distributions to shareholders of record and to open trade receivables and free stock upon proper notification from the Fund as to the amount and character of the distribution.

10. Processing exchanges of shares of the Fund or Portfolio for another, calculating proper sales charges and collecting fees as required.

11.  Processing level payment liquidations according to plan instructions.

12. Reporting to the Fund and its custodian daily the capital stock activities and dollar amount of transactions.

13. Promptly answering inquiring from shareholders, dealers, Fund personnel, and others as requested in accordance with the terms of this Agreement as to account matters, referring policy or investment matters to the Fund.

14. Mailing reports and special mailings, as directed by the Fund to all shareholders or selected holders or dealers.

15. Maintaining tax information for each account, deducting amounts where required and furnishing to the Fund, its shareholders, dealers and, when appropriate, regulatory bodies, the necessary tax information all in compliance with the various applicable laws.

16. Maintaining records of account and distribution information for checks and confirmations returned as undeliverable by the Post Office.

17. Maintaining records and reporting sales information for Blue Sky reporting purposes.

18. Calculating and processing Fund mergers or stock dividends, as directed by the Fund.

19. Maintaining all Fund records as outlined in the record and tape retention schedule delivered by the Fund.

20.  Reconciling all investment, distribution and redemption accounts.

21. Providing for the replacement of uncashed distribution or redemption checks.

22. Maintaining and safeguarding an inventory of unissued blank checks and other Fund records.

23. Making available to the Fund at their location(s), remote access to computerized records maintained for the Fund.

24. Providing space and such technical expertise as may be required to enable the Fund and its properly authorized auditors, examiners and others designated by the Fund in writing to properly understand and examine all books, records, computer files, microfiche and other items maintained pursuant to this Agreement, and to assist as required in such examination.

25. Mailing prospectuses to existing accounts after a new prospectus has been issued by the Fund.

26. Maintaining information, performing the necessary research and producing reports required to comply with all applicable state escheat or abandoned property laws.

         With respect to each Portfolio of the Fund, the Transfer Agent will produce reports as requested by the Fund including but not limited to the following:

Shareholder Account Confirmation            As required

Redemption Checks                           When redemption is made

Level payment checks                        On payment cycle

Distribution checks                         As required

Name and address labels                     As requested

1099-DIV, R, B                              Annually

1042-S                                      Annually

Transaction journals                        Daily

Record date position control                Daily

Daily (monthly) cash proof                  Monthly

Daily (monthly) share proof                 Monthly

Daily master control                        Daily

Blue Sky exceptions                         Daily

Blue Sky master list                        Monthly and whenever a new permit is
                                            issued by a state

Blue Sky sales reports                      Cycle as designated in advance by
                                            distributor

Account information reports                 As requested

Cumulative Transaction statement            Quarterly and Annually

New account list                            Monthly

Shareholder master list                     As requested

Sales by State                              Monthly


Activities statistics                       Monthly


Distribution journals                       As required

                             [PROVIDENT BANK LOGO]

                                    EXHIBIT B

                           Transfer Agent Fee Schedule

                             Dated: _______________



ACCOUNT MAINTENANCE FEE
-----------------------

$18.00 per open account (Millennium, New Frontier or Money Market) per year billed monthly

$9.00 per closed account per year billed monthly*


FUNDSERV & NETWORKING FEE
-------------------------

$6,000.00 per year billed monthly

$6.00 per year discount per open networked account credited monthly


MINIMUM ANNUAL FEE
------------------

$36,000.00 per year billed monthly

* Closed accounts are maintained on file through June of the year following closing.


ADDITIONAL SERVICES
-------------------

Extraordinary services, special reports or customized processing may be subject to additional fees, which will be quoted upon request.

OUT-OF-POCKET EXPENSES
----------------------

The Provident Bank shall be entitled to be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, the expenses set forth below:

o    Postage and insurance
o    Overnight delivery service
o    Duplicating charges
o    Fax charges
o    Out of country or excessive telephone calls
o    Hardware, software, telephone charges if inquiry access is requested
o    Supplies
o    Special 800 number installation expense and monthly usage charges
o Cash Management Service Charges at the Provident Bank's current rates Checks deposited
     Checks returned
     Incoming wire transfers
     Outgoing wire transfers
     ACH items received
     ACH items originated
     Checks paid
     Stop payments
o Any other expense The Provident Bank shall incur at the written direction of an officer of the Funds or Advisor

FEE ADJUSTMENTS
---------------

The fees listed above are guaranteed for the period of one year from the date of this Agreement Exhibit B. Effective at the commencement of each 12 month period following year one (1) of this Agreement, Provident reserves the right to increase, with a minimum of thirty (30) days written notice, all fees in this Exhibit by a percentage amount equal to the most recent percentage amount increase of the Consumer Price Index as published by the U. S. Bureau of Labor Statistics. Fee adjustments for any period shall be limited to a maximum of 10%, regardless of the percentage increase of the Consumer Price Index.

THE PROVIDENT BANK                       IPS ADVISORY, INC.


By ______________________________        By ____________________________________
            (Name)                                      (Name)

   ______________________________           ____________________________________
            (Title)                                     (Title)

                              [PROVIDENT BANK LOGO]

                              EXHIBIT A - SERVICES

           The services provided for in this Agreement shall be performed by Provident, or any agent appointed by Provident pursuant to Section 14 of this Agreement, under the name of The Provident Bank (Provident) and this name or any similar name or logo will not be used by Provident or its agents for any purposes other than those related to this Agreement or to any other agreement which Provident may enter into with the Fund or with companies affiliated with the Fund.

           The offices of Provident shall be open to perform the services pursuant to this Agreement on all days when the Fund is open to transact business.

           Provident will perform all services normally provided to investment companies such as the Fund and the quality of such services shall be equal to or better than that provided to the other investment companies serviced by Provident. With respect to the Fund, by way of illustration, but not limitation, these services will include:

1. Establishing, maintaining, safeguarding and reporting on shareholder account information and account histories, (including registration, name and address recorded in generally accepted form, dealer, representative, branch, and territory information, mailing address, distribution address, various codes and specific information relating to (if applicable); level payments, and for account group reporting for plan accounts and other accounts grouped for master sub-account reporting).

2. Reconciling the number of outstanding shares of the Fund on a daily basis with the Fund and the Fund's custodian, promptly correcting any differences noted.

3. Establishing and maintaining a trade file on behalf of the Fund based on trade information furnished to the transfer agent by the Fund or its distributors.

4. Accepting and processing direct cash investments however received and investing such investments promptly in shareholder accounts.

5. Passing upon the adequacy of documents properly endorsed and guaranteed submitted by or on behalf of a shareholder to transfer ownership or redeem shares.

6.   Transferring ownership of shares upon the books of each Fund.

7. Redeeming shares and preparing and mailing redemption checks or wire proceeds as instructed.

8. Preparing and promptly mailing account statements to the shareholder or such other authorized address and, when appropriate, as instructed by the Fund, to the dealer or dealer branch, whenever transaction activity effecting share balances are posted to the Fund's accounting that is of the type that should receive such statement.

9. Balancing outstanding shares of record with the custodian prior to each distribution, and calculating and paying or reinvesting distributions to shareholders of record and to open trade receivables and free stock upon proper notification from the Fund as to the amount and character of the distribution.

10. Processing exchanges of shares of the Fund or Portfolio for another, calculating proper sales charges and collecting fees as required.

11.  Processing level payment liquidations according to plan instructions.

12. Reporting to the Fund and its custodian daily the capital stock activities and dollar amount of transactions.

13. Promptly answering inquiring from shareholders, dealers, Fund personnel, and others as requested in accordance with the terms of this Agreement as to account matters, referring policy or investment matters to the Fund.

14. Mailing reports and special mailings, as directed by the Fund to all shareholders or selected holders or dealers.

15. Maintaining tax information for each account, deducting amounts where required and furnishing to the Fund, its shareholders, dealers and, when appropriate, regulatory bodies, the necessary tax information all in compliance with the various applicable laws.

16. Maintaining records of account and distribution information for checks and confirmations returned as undeliverable by the Post Office.

17. Maintaining records and reporting sales information for Blue Sky reporting purposes.

18. Calculating and processing Fund mergers or stock dividends, as directed by the Fund.

19. Maintaining all Fund records as outlined in the record and tape retention schedule delivered by the Fund.

20.  Reconciling all investment, distribution and redemption accounts.

21. Providing for the replacement of uncashed distribution or redemption checks.

22. Maintaining and safeguarding an inventory of unissued blank checks and other Fund records.

23. Making available to the Fund at their location(s), remote access to computerized records maintained for the Fund.

24. Providing space and such technical expertise as may be required to enable the Fund and its properly authorized auditors, examiners and others designated by the Fund in writing to properly understand and examine all books, records, computer files, microfiche and other items maintained pursuant to this Agreement, and to assist as required in such examination.

25. Mailing prospectuses to existing accounts after a new prospectus has been issued by the Fund.

26. Maintaining information, performing the necessary research and producing reports required to comply with all applicable state escheat or abandoned property laws.

         With respect to each Portfolio of the Fund, the Transfer Agent will produce reports as requested by the Fund including but not limited to the following:

Shareholder Account Confirmation            As required

Redemption Checks                           When redemption is made

Level payment checks                        On payment cycle

Distribution checks                         As required

Name and address labels                     As requested

1099-DIV, R, B                              Annually

1042-S                                      Annually

Transaction journals                        Daily

Record date position control                Daily

Daily (monthly) cash proof                  Monthly

Daily (monthly) share proof                 Monthly

Daily master control                        Daily

Blue Sky exceptions                         Daily

Blue Sky master list                        Monthly and whenever a new permit is
                                            issued by a state

Blue Sky sales reports                      Cycle as designated in advance by
                                            distributor

Account information reports                 As requested

Cumulative Transaction statement            Quarterly and Annually

New account list                            Monthly

Shareholder master list                     As requested

Sales by State                              Monthly


Activities statistics                       Monthly


Distribution journals                       As required

                             [PROVIDENT BANK LOGO]

                                    EXHIBIT B

                           Transfer Agent Fee Schedule

                             Dated: _______________



ACCOUNT MAINTENANCE FEE
-----------------------

$18.00 per open account (Millennium, New Frontier or Money Market) per year billed monthly

$9.00 per closed account per year billed monthly*


FUNDSERV & NETWORKING FEE
-------------------------

$6,000.00 per year billed monthly

$6.00 per year discount per open networked account credited monthly


MINIMUM ANNUAL FEE
------------------

$36,000.00 per year billed monthly

* Closed accounts are maintained on file through June of the year following closing.


ADDITIONAL SERVICES
-------------------

Extraordinary services, special reports or customized processing may be subject to additional fees, which will be quoted upon request.

OUT-OF-POCKET EXPENSES
----------------------

The Provident Bank shall be entitled to be reimbursed for all reasonable out-of-pocket expenses including, but not limited to, the expenses set forth below:

o    Postage and insurance
o    Overnight delivery service
o    Duplicating charges
o    Fax charges
o    Out of country or excessive telephone calls
o    Hardware, software, telephone charges if inquiry access is requested
o    Supplies
o    Special 800 number installation expense and monthly usage charges
o Cash Management Service Charges at the Provident Bank's current rates Checks deposited
     Checks returned
     Incoming wire transfers
     Outgoing wire transfers
     ACH items received
     ACH items originated
     Checks paid
     Stop payments
o Any other expense The Provident Bank shall incur at the written direction of an officer of the Funds or Advisor

FEE ADJUSTMENTS
---------------

The fees listed above are guaranteed for the period of one year from the date of this Agreement Exhibit B. Effective at the commencement of each 12 month period following year one (1) of this Agreement, Provident reserves the right to increase, with a minimum of thirty (30) days written notice, all fees in this Exhibit by a percentage amount equal to the most recent percentage amount increase of the Consumer Price Index as published by the U. S. Bureau of Labor Statistics. Fee adjustments for any period shall be limited to a maximum of 10%, regardless of the percentage increase of the Consumer Price Index.

THE PROVIDENT BANK                       IPS ADVISORY, INC.


By ______________________________        By ____________________________________
            (Name)                                      (Name)

   ______________________________           ____________________________________
            (Title)                                     (Title)

                                  Page 2 of 2